As filed with the United States Securities and Exchange
Commission under the Securities Act of 1933, as amended, on May 13, 2021
Registration No. 333-255292

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Fifth Wall Acquisition Corp. III
(Exact name of registrant as specified in its charter)
Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1583957 (I.R.S. Employer Identification No.)
6060 Center Drive
10th Floor
Los Angeles, California 90045
(310)-853-8878
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brendan Wallace
6060 Center Drive
10th Floor
Los Angeles, California 90045
(310)-853-8878
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven J. Slutzky Joshua M. Samit Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 Tel: (212) 909-6000	Joelle Khoury 6060 Center Drive 10th Floor Los Angeles, California 90045 Tel: (310)-853-8878	Gregg A. Noel Michael Mies Skadden, Arps, Slate, Meagher & Flom LLP 525 University Ave Palo Alto, CA 94301 Tel: (650)-470-4500

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT BEING REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SECURITY(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE
Class A ordinary shares, $0.0001 par value(2)	28,750,000(3)	$10.00	$287,500,000	$31,367(4)
Total			$287,500,000	$31,367(4)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.

(3)
Includes 3,750,000 Class A ordinary shares, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(4)
Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Fifth Wall Acquisition Corp. III is filing this Amendment No. 2 to its registration statement on Form S-1 (File No. 333-255292) (the “Registration Statement”) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement (and its corresponding index), the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16.   Exhibits and Financial Statement Schedules.
(a)   The Exhibit Index is incorporated herein by reference.
EXHIBIT INDEX
EXHIBIT NO.	DESCRIPTION
1.1*	Form of Underwriting Agreement.
3.1*	Memorandum and Articles of Association.
3.2*	Form of Amended and Restated Memorandum and Articles of Association.
4.1*	Specimen Ordinary Share Certificate.
5.1*	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant.
10.1*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.2*	Form of Registration and Shareholder Rights Agreement among the Registrant and the Sponsor.
10.3*	Form of Indemnification Agreement.
10.4*	Form of Letter Agreement among the Registrant and each director and executive officer of the Registrant.
10.5*	Securities Subscription Agreement between the Registrant and the Sponsor.
10.6*	Promissory Note between the Registrant and the Sponsor.
10.7*	Form of Private Placement Share Purchase Agreement between the Registrant and our Sponsor.
10.8*	Form of Administrative Support Agreement between Fifth Wall Ventures Management, LLC and the Registrant.
23.1	Consent of WithumSmith+Brown, PC.
23.2*	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
24*	Power of Attorney (included on signature page of the Registration Statement).

*
Previously filed.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of May, 2021.
FIFTH WALL ACQUISITION CORP. III
By:
/s/ Brendan Wallace

Name: Brendan Wallace
Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed below by the following person in the capacities and on the dates indicated.
NAME		POSITION	DATE
/s/ Brendan Wallace Brendan Wallace		Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 13, 2021
* Andriy Mykhaylovskyy		Director and Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2021
* Alana Beard		Director	May 13, 2021
* Adeyemi Ajao		Director	May 13, 2021
* Poonam Sharma Mathis		Director	May 13, 2021
* Amanda Parness		Director	May 13, 2021
* By:	/s/ Brendan Wallace Name: Brendan Wallace Title: Attorney-in-fact

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